Shareholders' Meeting November 30, 2006 synergetics, inc.

Safe Harbor Statement Certain statements made in this presentation are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Among other, statements concerning management's expectations of future financial results, potential business, acquisitions, government agency approvals, additional indications and therapeutic applications for medical devices, as well as their outcomes, clinical efficacy and potential markets are forward looking. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted results. For a discussion of such risks and uncertainties, please refer to the information set forth under "Risk Factors" included in Synergetics USA, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2006 and information contained in subsequent filings with the Securities and Exchange Commission. These forward looking statements are made based upon our current expectations and we undertake no duty to update information provided in this presentation.

Agenda Welcome & Introductions Business of the Stockholders' Meeting Stock Price Analysis Update Legal Update Financial Performance Goals

Introductions . . . Gregg Scheller - President & Chief Executive Officer Kurt Gampp - Executive Vice President, Chief Operating Officer Pamela Boone - Executive Vice President, Chief Financial Officer/Investor Relations Larry Cardinale - Board Member Robert Dick - Board Member Guy Guarch - Board Member Juanita Hinshaw - Board Member Direct Report Managers From Synergetics Rudy Telscher - Managing Partner, Chair of Litigation Harness, Dickey, & Pierce

Business Meeting - Stockholder Meeting

Jul 10, 2006: Responded to Iridex Press Release on the Markman Ruling in its Pending Patent Case Against Synergetics Dec 8, 2005: Announced filing of answer and counterclaim in IRIDEX lawsuit May 9, 2006: SURG introduces own line of Malis(r) Bipolar Forceps Jun 5, 2006: Announced new three-year agreement to distribute Quantel Medical Ophthalmic Lasers Jul 25, 2006: Filed a "declaratory judgment" lawsuit to have the court declare that a new Synergetics design does not infringe Iridex's patent Oct 26, 2006: Announced first motion for summary judgment in the pending patent infringement lawsuit brought by IRIDEX. Oct 17, 2006: Announced fourth quarter results with reported net income up 123 percent

Iridex v. Synergetics Litigation Update Core Defenses Non-Infringement Adaptor Version/New Two Connector Version Invalidity in View of Laserscope Estoppel Written Description Rudy Telscher Harness, Dickey & Pierce

(1) Synergetics' fiscal year starts on August 1st and ends on July 31st. (2) Not all Quick Disconnect Probes are/were used on Iridex lasers. Approximately 26% of the total product revenues are estimated to have not been associated with Iridex's lasers. (3) Iridex does not hold any international patents on this product and, therefore, Synergetics believes damages related to international sales of Quick Disconnect adaptors and probes could have been avoided. (4) Not yet totaled or released. (Ng) Negligible Damage Limiting Defenses Laches Repairs/Reconstruction Doctrine Lost Profits/Reasonable Royalty Rudy Telscher Harness, Dickey & Pierce Fiscal Year (1) Total Not used on Iridex lasers (2) International Net 1999 (Ng) (Ng) (Ng) (Ng) 2000 $340,000 $90,000 $95,000 $155,000 2001 $980,000 $260,000 $130,000 $590,000 2002 $1,640,000 $430,000 $225,000 $985,000 2003 $2,450,000 $640,000 $340,000 $1,470,000 2004 $3,200,000 $840,000 $520,000 $1,840,000 2005 $4,000,000 $1,050,000 $645,000 $2,305,000 2006 (4) Total $12,610,000 $3,310,000 $1,955,000 $7,345,000

Procedural Issues Current Status of the Case Summary Judgment Briefing and Timing Trial Appeal Settlement Discussions Rudy Telscher Harness, Dickey & Pierce

Synergetics USA, Inc. NASDAQ SURG Financial Performance

ANNUAL REVENUE synergetics USA, inc. 26% 25% 30% 29% 37% Annual Revenue * * * * * synergetics, inc. Only *

Revenue synergetics USA, inc. * synergetics, inc. Only * * * *

FYE 7/31 -81% 788% 9% 3% 33% 111% Net Income synergetics USA, inc. * synergetics, inc. Only * * * * * *

Accomplishments for Domestic Ophthalmic Achieved Domestic Objective Capital Growth = 43% Disposables Growth = 24% Total Growth = 26% Hired new National Sales Manager Reorganized domestic sales force Three new territory managers One new regional manager First capital equipment representative Expanded product management group Polished company image through new marketing, new website, new booths

Accomplishments for International Ophthalmic Achieved International Objective Capital Growth = 22% Disposables Growth = 40% Total Growth = 33% Began reorganization of International Ophthalmology Distribution Model Hired new Director of International Sales Hired new German Sales Manager Hired first Italian Sales Manager Expanded direct sales in Canada with second direct employee

Accomplishments for Domestic Neuro Kicked off the VFS integration with National Sales Meeting in September 05 in St. Louis. Attendance of 47. 05/06 Sales growth over prior year = 36% Currently 8 direct sales positions and 9 distributors covering the US map

Accomplishments for International Neuro Researched, interviewed, chose and hired 30 international distributors to handle neurosurgery products. Negotiated for additional Omni territories Sold $1 million in product vs. $53,000 the prior year Held training sessions at CNS, AANS and 6 overseas medical Congresses All but the most recent Omni dealers have purchased demos

R&D Accomplishments 65 new catalogue items for ophthalmology 1 piece of capital equipment 5 equipment accessories 17 reusable items 42 disposable items 21 laser probes 19 new catalogue items for neuro 3 equipment items 10 reusable products 6 disposable products

Ophthalmology Neurosurgery Instruments MicroserratedTM Scissors SyntrifugalTM Handle & Disposable Tips Neuro Handle & Tips

Instruments Non-Stick Spetzler/Malis(r) Forceps

Illumination Equipment Ophthalmology/Neurosurgery 25 Gauge Sutureless Chandelier Infusion Cannula Photon Bullseye Laser IlluminatorTM - Curved Aspirating Probe

Lasers Ophthalmology Over 80 other disposables for ours and other lasers. Laser Equipment & Probes

Bipolar Coagulation/Cutting Malis(r) Advantage

Ultrasonic Aspirators OMNI & Disposable Tips Superlong Handpiece Spetzler Long Pineapple Nakagawa Knife

Codman(r)

Growth

Product Platform	Business Driver	Future Driver
Instruments	Ophtho: Disposable Tips	Ophtho: Additional Tips Neuro: New Malis® Line, Disposable Tips ENT: Introduce
Illumination	Ophtho: Photon	Ophtho: Introduce Photon II Neuro: Add Illumination ENT: Introduce
Lasers		Ophtho: Introduce Vitra ENT: Introduce
Power Ultrasound	Neuro: US: New Tips for spine Int'l: Omni (new to Int'l)	Neuro: New Handpieces & tips for more applications Expand sales force ENT: Introduce Omni
Bipolar Coagulation	Neuro: US: Codman/Stryker Advantage Int'l: Advantage	Neuro: Introduce Advantage & Disposables ENT: Introduce Advantage & disposables

Synergetics USA We cannot continue to be a ^$40 million company We will continue to stress organic growth through our R&D activities We are looking at corporate alliances with a number of companies Increase our distribution's effectiveness We are looking and will continue to look at strategic acquisitions

www.synergeticsusa.com NASDAQ//SURG synergetics, inc.